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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 18, 1998


                         Commission File Number: 1-12546



                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)


        MARYLAND                                         33-0577520
(State of Incorporation)                    (I.R.S. Employer Identification No.)


        4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA 92660-2002
          (Address of principal executive offices, including zip code)

                                  714-223-5000
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pacific Gulf Properties Inc. (the "Company") completed the following property acquisition:

Acquisition of Koll Industrial Portfolio

On June 18, 1998, the Company acquired four industrial properties located in Orange County, California (collectively referred to as the "Koll Industrial Portfolio") for a total consideration of $41,800,000. As a result of this acquisition, the Company increased its industrial holdings in the Orange County market from 2,821,000 to 3,517,000 leasable square feet. The properties purchased were as follows:

    Property Name              Location         Leasable Square Feet      Purchase Price
----------------------- ---------------------------------------------- ----------------------
KBC Garden Grove        Garden Grove, CA                208,000             $  11,650,000
KBC Irvine              Irvine, CA                      129,000                11,200,000
KBC Tustin              Tustin, CA                      299,000                15,950,000
KBC-KW                  Tustin, CA                       60,000                 3,000,000
                                                      ---------             -------------
                                                        696,000             $  41,800,000
                                                      =========             =============

The Company completed the acquisition of the Koll Industrial Portfolio from entities controlled by The Koll Company, a real estate developer. The seller entities were as follows: KBD Partners, Garden Grove Associates, Fagerhom Family Partners, L.P., Koll Tustin Business Center Ltd., and Koll-KW, Ltd.. The Company plans to spend an aggregate of $721,000 for capital improvements related to these properties. In connection with the acquisition, the Company assumed existing mortgage indebtedness totaling $2,428,000 secured by the KBC - Garden Grove property and utilized borrowings from its revolving line of credit to fund the remainder of the purchase price.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT

None.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

None.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Pro forma and audited financial statements will be filed as an amendment to this Form 8-K within sixty (60) days of the filing of this report.

ITEM 8. CHANGES IN FISCAL YEAR

None.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.



/s/  Donald G. Herrman
---------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary



Dated:  July 2, 1998
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